Exhibit B -
Letter dated April 14, 2003 submitting
shareholder proposal, with enclosures

ORBIS

LPG BUILDING
34 BERMUDIANA ROAD
HAMILTON HM 11
BERMUDA

P.O. BOX HM 571
HAMILTON HM CX
BERMUDA

TELEPHONE:
+1 (441) 296 3000
FACSIMILE:
+1 (441) 296 3001
E-MAIL:
mail@orbisfunds.com
WEB SITE:
www.orbisfunds.com

April 14, 2003

By Facsimile and
Overnight Courier

Clayton Homes, Inc.
5000 Clayton Road
Maryville, TN 37804

Attention: Board of Directors
Kevin T. Clayton, President

RE: Clayton Homes, Inc. Special Meeting/Shareholder Proposal

Gentlemen:

Orbis Global Equity Fund Limited ("Orbis") intends to present in person (or by qualified representative) the attached shareholder proposal (the "Proposal") for action at the special meeting (the "Special Meeting") of the shareholders of Clayton Homes, Inc. ("Clayton") to be held to approve the proposed merger of Clayton with Berkshire Hathaway Inc. Orbis currently holds 6,720,000 shares (the "Shares") as evidenced by its most recent Schedule 13G (a copy of which is attached hereto as Exhibit B). Orbis has continuously held not less than 3,275,000 shares for at least one year as evidenced by the letters from its custodian, The Bank of Bermuda Limited (a copy of which is attached hereto as Exhibit C) and its sub-custodian, Citibank N.A. (a copy of which is attached hereto as Exhibit D) and intends to continue ownership of the Shares through the date of the Special Meeting.

Please note that in accordance with SEC Rule 14a-8, Clayton is required to provide Orbis with written notice of any eligibility or procedural deficiencies related to the Proposal within fourteen (14) days of Clayton's receipt hereof, in which event, Orbis will have fourteen (14) days to submit a response or a revised proposal, as applicable, addressing such deficiencies.

Sincerely,

Orbis Global Equity Fund Limited

[signature]

William B. Gray
President

Exhibit A

Shareholder Proposal

WHEREAS, it is in the best interests of Clayton Homes, Inc. (the "Corporation") and its shareholders that an amendment to the Corporation's Bylaws be made to cause the Corporation to improve and update its corporate governance policies and standards to bring such policies and standards into line with current corporate governance best practices for U.S. public companies by providing that any sale, merger, consolidation, sale of substantially all of the assets of the Corporation, or similar business transaction require the affirmative vote of a majority of shares held by the disinterested shareholders of the Corporation.

NOW, THEREFORE, BE IT RESOLVED, that the Bylaws of the Corporation be amended to add the following section:

> "8A. Any transaction described in Subchapter IX (Sections 251-266) of the Delaware General Corporation Law, or any successor provision, that requires the approval of the stockholders of the Corporation shall, in addition to any stockholder approval required under such law, require the affirmative vote of a majority of the outstanding shares of stock of the Corporation held by disinterested stockholders of the Corporation. For purposes of this Section 8A, the term "disinterested stockholder" shall mean any stockholder who is not an officer or director of the Corporation, or the beneficial owner of 10% or more of any class of the Corporation's outstanding equity securities, and the term "beneficial owner" shall have the meaning set forth in Rule 16a-1 under the Securities Exchange Act of 1934, as amended."

FURTHER RESOLVED, that the Bylaws, as amended, shall apply to any stockholder vote taken at this special meeting of stockholders and any subsequent meeting of stockholders.

Supporting Statement

In light of recent and highly publicized failings and abuses of corporate governance standards and practices by a plethora of U.S. public companies, and the resulting wholesale changes to the corporate and securities legal and regulatory environment, it is highly advisable and in the best interests of the Corporation and its shareholders to make certain amendments to the Corporation's Bylaws to improve, update and elevate the corporate governance policies and standards to be followed by the Corporation.

The Bylaw amendment is intended to preserve and maximize the value of the Corporation for all shareholders by protecting against self-interested actions by one or a few management shareholders. Similar provisions are included in the governing documents of many public corporations. These provisions are intended to ensure that a management-endorsed bid for the Corporation is on terms that are fair and provide the best results for all shareholders. These provisions are not intended to, and do not, preclude any proposed merger from proceeding if the majority of the independent shareholders approve it. If management truly believes the terms of a proposed merger are fair to all and in the best interest of the independent shareholders, they should be willing to have their judgment confirmed by a majority of independent shareholders.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20594

SCHEDULE 13G

(Rule 13d-102)

INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT TO RULES 13d-1(b), (c) AND (d) AND AMENDMENTS THERETO FILED PURSUANT TO 13d-2(b)

Amendment No. 1

Clayton Homes Inc.

(Name of Issuer)

Common Shares

(Title of Class of Securities)

184190106

(CUSIP Number)

December 31, 2002
(Date of Event which requires filing of this statement)

Check the appropriate box to designate the rule pursuant to which this Schedule 13G is filed:
[ ] Rule 13d-1(b)
[X] Rule 13d-1(c)
[ ] Rule 13d-1(d)

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter the disclosures provided in a prior cover page.

The information required in the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No. 184190106

(1)	NAME OF REPORTING PERSONS S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON ORBIS INVESTMENT MANAGEMENT LIMITED	
(2)	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) [X] (b) [ ]	
(3)	SEC USE ONLY	
(4)	CITIZENSHIP OR PLACE OF ORGANIZATION Bermuda	

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	(5)	SOLE VOTING POWER	6,720,000
	(6)	SHARED VOTING POWER	273,450
	(7)	SOLE DISPOSITIVE POWER	6,993,450
	(8)	SHARED DISPOSITIVE POWER	NONE

(9)	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON	6,993,450

(10) CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (9) EXCLUDES CERTAIN SHARES* [ ]

(11) PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (9)
5.1%

(12) TYPE OF REPORTING PERSON*
CO

Item 1(a) Name of Issuer:
Clayton Homes Inc.

Item 1(b) Address of Issuer's Principal Executive Offices:
5000 Clayton Road
Maryville TN
37804

Item 2(a) Name of Person(s) Filing:
Orbis Investment Management Limited
Orbis Asset Management Limited

Item 2(b) Address of Principal Business Office:
34 Bermudiana Road
Hamilton HM 11 Bermuda

Item 2(c) Citizenship:
The Reporting Persons are companies organized under the laws of Bermuda.

Item 2(d) Title of Class of Securities:
Common shares

Item 2(e) CUSIP Number:
184190106

Item 3 The person(s) filing is(are):N/A

Item 4 Ownership

Orbis Investment Management Limited ("OIML") and Orbis Asset Management Limited ("OAML") are together making this filing because they may be deemed to constitute a "group" for the purposes of Section 13(d)(3) of the Act. Information with respect to each of OIML and OAML (collectively, the "Reporting Persons") is given solely by each such Reporting Person and no Reporting Person has responsibility for the accuracy or completeness of information supplied by the other Reporting Person.

OIML is the beneficial owner of 6,993,450 shares or 5.1% of the 135,923,987 common shares of Clayton Homes Inc. believed to be outstanding. OIML disclaims beneficial ownership of the 245,315 common shares beneficially owned by OAML.

OAML is the beneficial owner of 245,315 shares or 0.2% of the 135,923,987 common shares of Clayton Homes Inc. believed to be outstanding. OAML disclaims beneficial ownership of the 6,993,450 common shares beneficially owned by OIML.

Item 5 Ownership of 5% or Less of a Class: N/A

Item 6 Ownership of More than 5% on Behalf of Another Person:

Orbis Global Equity Fund Limited has the right to receive and the power to direct the receipt of dividends from, or the proceeds from the sale of, 6,720,000 of the 6,993,450 common shares beneficially owned by OIML.

OIML is the investment manager to the G.A.-Fund-L, an investment company with variable capital (SICAV) formed under Luxembourg law. The G.A.-Fund-L directly owns 273,450 of the 6,993,450 common shares of Clayton Homes Inc. beneficially owned by OIML. With respect to these 273,450 shares, G.A.-Fund-L has shared voting power and the right to receive and the power to direct the receipt of dividends and sales proceeds thereof.

Orbis Optimal Global Fund LP has the right to receive and the power to direct the receipt of dividends from, or the proceeds from the sale of, the 245,315 common shares beneficially owned by OAML.

Item 7 Identification and Classification of the Subsidiary Which Acquired the Security Being Reported on By the Parent Holding Company: N/A

Item 8   Identification and Classification of Members of the Group:

See Items 4 and 6, above.

Item 9   Notice of Dissolution of the Group: N/A

Item 10   Certification

By signing below the undersigned certify that, to the best of our knowledge and belief, the securities referred to above were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.

Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

Date: February 7, 2003

ORBIS INVESTMENT MANAGEMENT LIMITED

BY: /s/ James J. Dorr
General Counsel and Secretary

ORBIS ASSET MANAGEMENT LIMITED

BY: /s/ James J. Dorr
General Counsel and Secretary

LPG BUILDING
34 BERMUDIANA ROAD
HAMILTON HM 11
BERMUDA

P.O. BOX HM 571
HAMILTON HM CX
BERMUDA

TELEPHONE:
+1 (441) 296 3000
FACSIMILE:
+1 (441) 296 3001
E-MAIL:
mail@orbisfunds.com
WEB SITE:
www.orbisfunds.com

By Registered Mail

February 10, 2003

Clayton Homes Inc.
5000 Clayton Road
Maryville TN
USA 378004
Attention Corporate Secretary

Schedule 13G/A

Enclosed is a copy of the amendment 1 to Schedule 13G filed with the Securities and Exchange Commission on February 7, 2003 by Orbis Investment Management Limited et al.

Yours truly,

James Dorr

Enc./

citigroup

Exhibit D

Guy W. Kelly
The Bank of Bermuda Limited
6 Front Street
Hamilton
Bermuda

Dear Guy,

Citibank N.A. ("Citibank") is The Bank of Bermuda Limited's (the "Bank") US custodian. As at 14 April 2003 Citibank holds 6,720,000 common shares of Clayton Homes Inc (Cusip 184190106) on behalf of the Bank. These shares are held by Citibank at DTC. Citibank has held continuously since 13 April 2002 not less than 3,275,000 common shares of Clayton Homes Inc. at DTC on behalf of the Bank.

Yours faithfully,

Shirley Deal

Shirley Deal
Client Service Officer
Global Transaction Services
Phone 813-604-1455
Fax 813-604-1265